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                                                                    EXHIBIT 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Technical Olympic USA, Inc.


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 2001, relating to the consolidated financial statements of Engle Holdings Corp., which is contained in that Prospectus.


We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
Miami, Florida


November 11, 2002